Exhibit 9.3

AMENDMENT NO. 2 TO

AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

        AMENDMENT NO. 2, dated as of December    , 2004 (the "Amendment"), to AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, dated as of September 29, 2000 and amended on March 15, 2004 (the "Shareholders' Agreement"), among Interline Brands, Inc., a New Jersey corporation (the "Company"), Interline Brands, Inc., a Delaware corporation ("Holdco"), and Parthenon Investors, L.P., Parthenon Investors II, L.P., PCIP Investors, J&R Founders Fund, L.P., JP Morgan Chase Bank, as trustee for First Plaza Group Trust, J.P. Morgan Partners (23A SBIC), LLC (formerly, CB Capital Investors, LLC), Sterling Investment Partners, L.P., JMH Partners Corp., BancBoston Capital Inc., Private Equity Portfolio Fund II, LLC, Svoboda, Collins & Company QP, L.P., Svoboda, Collins & Company, L.P., Allied Capital Corporation, National City Equity Partners, Inc., Great Lakes Capital Investments II, LLC, Mellon Ventures II, L.P., Key Principal Partners, LLC, Blackstone Mezzanine Holdings L.P., Blackstone Mezzanine Partners L.P., Citizens Capital, Inc., Bain Capital V. Mezzanine, BCM Capital Partners, L.P., BCIP Trust Associates II, Sankaty High Yield Asset Partners, L.P., Sankaty High Yield Partners II, L.P., Stanfield CLO, Ltd., Stanfield RMF/Transatlantic CDO, Ltd., William S. Green, Michael J. Grebe, William E. Sanford, William R. Pray and such other Persons who from time to time become a party thereto (collectively, the "Shareholders", and together with the Company and Holdco, the "Parties").

        WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company to engage in (i) the formation and incorporation of Holdco and a wholly-owned subsidiary of Holdco ("Subco"), (ii) the merger of the Company with and into Subco, with the Company to be the surviving entity and Holdco to be the Company's direct parent, and (iii) an initial public offering of shares of the common stock of Holdco (collectively, the "Transactions"); and

        WHEREAS, pursuant to Section 7.8 of the Shareholders' Agreement, the Shareholders desire to amend the Shareholders' Agreement to permit for the orderly disposition of the common stock of Holdco in the period of time following the Transactions.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

          1. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Shareholders' Agreement.

          2. This Amendment shall become effective upon its execution and delivery by the parties hereto.

          3. Section 1 is hereby amended as follows:

            a. the following new definitions are hereby added:

              i. "Holdco" shall mean Interline Brands, Inc., a Delaware corporation.

              ii. "Holdco Common Stock" shall mean the common stock of Holdco, par value $0.01 per share.

              iii. "Secondary Public Offering" shall mean a public offering and sale of Holdco Common Stock held by one or more Shareholders, other than the Initial Public Offering, pursuant to an effective registration statement under the Securities Act (except any registration statement on Form S-4 or Form S-8 or any successor or similar form thereto).

            b. the definition of "Company" is hereby amended and restated in its entirety to read as follows: "Company" shall have the meaning specified in the Preamble, and, upon consummation of the Initial Public Offering, shall mean Holdco.

            c. the definition of "Initial Public Offering" is hereby amended and restated in its entirety to read as follows: "Initial Public Offering" shall mean a public offering and sale of Holdco Common Stock pursuant to the initial registration thereof under the Securities Act (excluding any registration pursuant to an effective registration statement on Form S-4 or S-8 or any successor or similar form thereto)."

            d. the definition of "Qualified Public Offering" is hereby amended and restated in its entirety to read as follows: "Qualified Public Offering" shall mean the first underwritten public offering of Holdco Common Stock or Common Stock that results in aggregate gross proceeds to Holdco, the Company and any selling stockholders of at least $40 million."

          4. Section 6(a) is hereby amended and restated in its entirety as follows: "The provisions of Sections 2, 3 and 4, and Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6 and 7.14 shall terminate on the date on which any of the following events first occurs: (i) the consummation of a Qualified Public Offering, or (ii) the consummation of any sale or other disposition of a majority of the outstanding Common Stock of the Company, merger, consolidation or reorganization involving the Company, or sale of all or substantially all of the assets of the Company or its Subsidiaries, in each case where immediately after giving effect to such transaction the Shareholders (as of immediately prior to such transaction) own less than a majority of the outstanding shares of common stock, on a fully diluted basis, of the surviving, resulting, successor or purchasing Person (as the case may be)."

          5. For purposes of clarity, it is understood that the provisions of Section 5 shall apply to the Initial Public Offering (as defined in Section 3 hereof) and the selling stockholders in the Initial Public Offering shall be deemed to have exercised registration rights under Section 5.1 of the Shareholders' Agreement in respect of the Initial Public Offering.

          6. Except as otherwise expressly provided herein, the Shareholders' Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in the Shareholders' Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Shareholders' Agreement shall mean the Shareholders' Agreement as amended by this Amendment.

          7. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (except with respect to matters involving corporate formation, good standing and other corporate procedural matters, which shall be governed by the laws of the State of New Jersey) without regard to the principles of conflicts of laws thereof.

          8. This Amendment may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        (Remainder of this page intentionally left blank.)

        IN WITNESS WHEREOF, the undersigned have executed or caused this Amendment No. 2 to Amended and Restated Shareholders' Agreement to be executed on the date first set forth above.

INTERLINE BRANDS, INC., a New Jersey corporation
By:
Name: Title:
INTERLINE BRANDS, INC., a Delaware corporation
By:
Name: Title:
PARTHENON INVESTORS, L.P.
By:	Parthenon Investment Advisors, L.L.C., its General Partner
By:	Parthenon Investment Partners, L.L.C., its Managing Member
By:
Name: John C. Rutherford Title: Managing Member
PCIP INVESTORS
By:	Parthenon Capital, LLC, its Managing Partner
By:	J&R Investment Management Company, LLC, its Managing Member
By:
Name: John C. Rutherford Title: Managing Member
J&R FOUNDERS FUND, L.P.
By:	J&R Advisors F.F., Inc., its General Partner
By:
Name: John C. Rutherford Title: Director, President and Secretary

PARTHENON INVESTORS II, L.P.
By:	PCap Partners II, LLC, its General Partner
By:	PCap II, LLC, its Managing Member
By:
Name: John C. Rutherford Title: Managing Member
JP MORGAN CHASE BANK, AS TRUSTEE FOR FIRST PLAZA GROUP TRUST
By:
Name: Title:
J.P. MORGAN PARTNERS (23A SBIC, LLC
By:	J.P. Morgan Partners (23A SBIC Manager), Inc., its Managing Member
By:
Name: Title:
STERLING INVESTMENT PARTNERS, L.P.
By:	Sterling Investment Partners Management, LLC, its General Partner
By:
Name: Title:
JMH PARTNERS CORP.
By:
Name: Title:
BANCBOSTON CAPITAL INC.
By:
Name: Title:
PRIVATE EQUITY PORTFOLIO FUND II, LLC

By:	Fleet National Bank, as Manager
By:
Name: Title:
SVOBODA, COLLINS & COMPANY QP, L.P.
By:	Svoboda, Collins L.L.C., its General Partner
By:
Name: Title:
SVOBODA, COLLINS & COMPANY L.P.
By:	Svoboda, Collins L.L.C., its General Partner
By:
Name: Title:
NATIONAL CITY EQUITY PARTNERS, INC.
By:
Name: Title:
GREAT LAKES CAPITAL INVESTMENTS II, LLC
By:
Name: Title:
MELLON VENTURES II, L.P.
By:
Name: Title:
KEY PRINCIPAL PARTNERS, LLC
By:
Name: Title:
William S. Green

Michael J. Grebe
William E. Sanford
William R. Pray